Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”), effective as of July 1, 2020 (the “Effective Date”), is by and between Variation Biotechnologies Inc., a corporation incorporated pursuant to the laws of Canada (the “Company”) having an address of 310 Hunt Club Road East, Ottawa, Ontario K1V 1C1 and F. Diaz-Mitoma Professional Corporation (Ontario corporation number 002356634) having an address of 210 Barrow Crescent, Kanata, Ontario K2L 2C7 (“Consultant”). The Consultant and Company are sometimes referred to as a “Party” and are collectively referred to as the “Parties”.

WHEREAS, the Company and Consultant are parties to a certain Consulting Agreement dated July 1, 2016, as amended as of January 1, 2017, January 1, 2018, January 1, 2019 and January 1, 2020 (the “Consulting Agreement”);

AND WHEREAS, the Consultant and the Company wish to amend the Consulting Agreement on the terms and conditions set out in this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Amendment to Appendix C. As of the Effective Date, Appendix C of the Consulting Agreement shall be amended to add the following Paragraph 3:

3.	The Company shall cause VBI Vaccines Inc., a British Columbia corporation (the “Parent”) to grant to Francisco Diaz-Mitoma, as designee of Consultant, 167,150 stock options (the “Options”), each Option exercisable for one common share of Parent, to be granted effective as of July 1, 2020 and to be subject to the provisions of the Plan. Conditions regarding the Options and their exercise, including the exercise price, the term of the Options and the timing of vesting shall be set out in an Option Agreement dated July 1, 2020 between the Parent and Francisco Diaz-Mitoma. The common shares issuable upon exercise of the Options shall bear the appropriate legend to indicate such shares are “control securities” as defined in General Instruction C.1(a) of Form S-8.

2. Consulting Agreement to Remain in Full Effect. Except as amended by this Amendment, the Consulting Agreement shall continue to be in full force and effect, without amendment, and is hereby ratified and confirmed. The Consulting Agreement shall henceforth be read and construed in conjunction with this Amendment.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4. Further Assurances. Each Party shall do such further acts and execute such further documents as may be required to give effect to this Amendment and carry out the intent thereof.

5. Binding Effect. This Amendment shall be binding on and inure to the benefit of the Parites and their respective successors and assigns.

6. Execution and Counterparts. This Amendment may be executed in counterparts, including counterpart signature pages or counterpart facsimile or scanned signature pages (each of which shall be deemed an original), all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the Effective Date.

VARIATION BIOTECHNOLOGIES INC.

/s/ Jeffrey Baxter
Name:	Jeffrey Baxter
Title:	Chief Executive Officer

F. DIAZ-MITOMA PROFESSIONAL CORPORATION

/s/ Francisco Diaz Mitoma
Name:	Francisco Diaz-Mitoma
Title:	President